Exhibit 10.18
                                  -------------

                       First Colony Life Insurance Company

                            Lynchburg, Virginia 24505

                                 A Stock Company


Will pay the Beneficiary the death proceeds as defined in this Policy. Payment will be made after the following have been received at the home office:

     * this Policy;

     * due proof that the Insured died while this Policy was In force;

     * a written claim for the death proceeds completed or) a form supplied by the Company and

     *an authorization, on a form supplied by the Company, from the Insured's next of kin or other authorized person which will allow the Company to obtain and disclose information concerning the Insured.

Any payment is subject to the provisions oil this page arid on the following pages.

The consideration for this Policy is the application and payment of the Total Initial Premium on or before policy delivery. Subsequent premiums are payable on each Premium Due Date during the insured's lifetime.

The Owner may return this Policy within 20 days after its delivery. To return this Policy, take it or mail it to the Company or to the agent through whom it was purchased. Immediately upon delivery or mailing, this Policy will be deemed void from the beginning. Any premium paid will be returned.

Signed at the home office at 700 Main Street, Lynchburg, Virginia, on the Date of Issue.


/S/ Ronald V. Dolan                               /S/ David H. McMahan
------------------------------                    ------------------------------
Ronald V. Dolan, President                        David H. McMahan, Secretary


                           GRADED PREMIUM LIFE POLICY
                           Insurance Payable at Death
               See Schedule for Amount of Insurance and Premiums
                   Premiums Payable during Insured's Lifetime
                 Premium Subject to Change as Shown in Schedule
                 But Will Not Exceed Specified Maximum Premium
                   Cash Values Available as Shown in Schedule
                  Exchangeable on or before the Exchange Date
                        Non-participating - No Dividends

Insured:            CHARLES S. PALM           5,005,232        Policy Number

Amount of
Insurance:          5,000,000                 APRIL 28, 1997    Policy Date

Total
Initial Premium:    $8,070.00                 APRIL 28, 1997    Date of Issue

                               GENERAL PROVISIONS

THE CONTRACT. The entire contract consists of this Policy and the application. A copy of the application was attached at issue. All statements made in the application are, in the absence of fraud, deemed representations and not warranties. No statement will void this Policy or be used in defense of a claim unless it is contained in the application. Only the President, a Vice President, or the Secretary of the Company can change or waive any provision of this Policy. Any change or waiver must be made in writing.

POLICY DATE. Policy anniversaries, policy years, policy months, and Premium Due Dates are determined from the Policy Date.

PREMIUM PAYMENTS. Each premium after the first is payable at the home office. Payment may also be made to a Company agent in exchange for a receipt signed by the President or Secretary of the Company and countersigned by the agent.

     Each premium after the first is payable in advance. Any premium not paid when due is in default. If a premium has not been paid by the end of the grace period, this Policy will terminate as of the due date of such premium. Policy termination is subject to the terms of this Policy.

     As of any policy anniversary, the Owner may change the mode of premium payment with the Company's consent. Written request must be filed at the home office. The modes available are annual, semiannual, and quarterly. Premiums may also be paid by automatic bank draft. Premiums are based on the rates then use for the class to which the Insured belongs.

     That portion of the premium paid for the period beyond the end of the policy month of death will be paid to the Beneficiary.

     No premiums will be refunded except as specifically stated in this Policy.

GRACE PERIOD. A grace period of 31 days is allowed for payment, without interest, of any premium after the first. This Policy will stay in force during that period. If the Insured dies during the grace period, the premium required to keep this Policy in force to the end of the policy month of death will be deducted from the proceeds.

REINSTATEMENT.  This Policy may be re-instated unless:

     1. it has been surrendered;

     2. the period of extended term insurance has expired; or

     3. the total loan under this Policy, including interest, has exceeded the cash value.

To reinstate, the following must be received at the home office within five years after default *in premium payment.

     1. evidence of insurability satisfactory to the Company;

     2. payment of all past-due premiums with interest calculated from their respective Premium Due Dates at the Reinstatement interest rate shown in the Schedule; and

     3. payment or reinstatement of any policy loan including interest at the Policy Loan interest rate shown in the Schedule.

After the application for reinstatement has been approved by the Company, this Policy will be reinstated on the day the above conditions are satisfied.

OWNER AND BENEFICIARY. The designations of Owner and Beneficiary in the Schedule remain in effect until changed by the Owner.

     The Owner has all rights stated in this Policy. The Owner may amend this Policy during the Insured's Lifetime with the Company's consent. The rights of the Owner are subject to the rights of an irrevocable beneficiary.

     The interest of a beneficiary terminates if that beneficiary dies before the Insured. If no beneficiary survives at the Insured's death, payment will be made to the Owner or the Owner's estate or successors.

CHANGE OF OWNER AND BENEFICIARY. The Owner may change the designations of Owner and Beneficiary during the Insured's lifetime. Any change is subject to the consent of an irrevocable beneficiary. Written notice of change must be riled at the home office In a form acceptable to the Company. The new designation will then take effect as of the date the Owner signed the notice. Such a change does not affect any payment made or other action taken by the Company before the notice is received.

This Policy is a legal contract between the Owner and First Colony Life Insurance Company.

                          READ YOUR POLICY CARE FULLY.

                                TABLE OF CONTENTS
                                                                         Page
Schedule - General Policy Information ..................................   5
Schedule - Table of Nonforfeiture Values ...............................   6
Schedule - Table of Premiums ...........................................   7
GENERAL PROVISIONS .....................................................   2,8
         The Contract ..................................................   2
         Policy Date ...................................................   2
         Premium Payments ..............................................   2
         Grace Period ..................................................   2
         Reinstatement .................................................   2
         Owner and Beneficiary .........................................   2
         Change of Owner & Beneficiary .................................   3
         Assignment ....................................................   8
         Incontestability ..............................................   8
         Misstatement ..................................................   8
         Suicide .......................................................   8
         Payment of Proceeds ...........................................   8
         Amount of Death Proceeds ......................................   8
         Non-Participating .............................................   8
NONFORFEITURE PROVISIONS ...............................................   8
         Nonforfeiture Options .........................................   8
         Net Cash Value ................................................   8
         Paid Up Insurance .............................................   8
         Extended Term Insurance .......................................   8
         Automatic Option ..............................................   8
         Basis of Values ...............................................   9
         Table of Nonforfeiture Values .................................   9
POLICY LOANS ...........................................................   10
         Cash Loan .....................................................   10
         Automatic Premium Loan Option .................................   10
         Deferral ......................................................   10
         Interest and Repayment ........................................   10
EXCHANGE OPTION ........................................................   11
SETTLEMENT OPTIONS .....................................................   11,12
         General Provisions ............................................   11
         Death of Payee ................................................   11
         First Installment .............................................   12
         Interest ......................................................   12
         Option 1 - Fixed Period .......................................   12
         Option 2 - Life Income with  Installments  Certain ............   12
         Option 3 - Interest ...........................................   12
         Option 4 - Fixed  Installments ................................   12
         Option 5 - Single Premium Annuity .............................   12
         Other Settlement Options ......................................   12
         Option 1 Table ................................................   13
         Option 2 Table ................................................   13,14

                                 S C H E D U L E

                    Benefit          Annual Premium             Premium Period
-------------------------------------------------------------------------------
$5,000,000      Graded Premium Life     $8,070.00*                I year(s)

*Subsequent annual and maximum annual premiums are shown in the Table of Premiums.

                                 Interest Rates

            Basis of Values - 5.5% a year, compounded annually
            Reinstatement   - 6.0% a year, compounded annually
            Policy Loan     - 7.4% a year, payable in advance

                                 Mortality Table

Commissioners 1980 Standard Ordinary Smoker or Nonsmoker Mortality Table, Sex Distinct, Age Nearest Birthday


                                                             REQUALIFICATION

                                                  APRIL 28, 2018 EXPIRY DATE

                                                  APRIL 28, 2007 Exchange Date

Premium
Due Dates:  28TH DAY OF APRIL OF EACH YEAR

Beneficiary:  SYNTHONICS TECHNOLOGIES INC.        PREFERRED Premium
                                             NO NICOTINE USE Classification

Owner:  SYNTHONICS TECHNOLOGIES INC.       Age Nearest:  54  M  Birthday

The Beneficiary and Owner are subject to change as Provided herein.

Insured:  CHARLES S PALM

Amount of Insurance:  $5,000,000           5,005,232 Policy Number

APRIL 28, 1997 Policy Date                 APRIL 28, 1997 Date of Issue

Total Initial Premium: $8,070.00

                          Table of Nonforfeiture Values
                         -------------------------------

End of         Attained       Guaranteed                   Extended Term
Policy         Age of         Cash or Loan       Paid-Up    Insurance
Year           Insured        Value            Insurance   Years   Days
-------------------------------------------------------------------------------

1 - 37            55 - 91     $       0.00             0      0          0
38                92            530,000.00       625,000      0        158
39                93            595,000.00       695,000      0        166
40                94            685,000.00       790,000      0        177
41                95            830,000.00       945,000      0        194
42                96          1,080,000.00     1,205,000      0        217
43                97          1,560,000.00     1,710,000      0        251
44                98          2,105,000.00     2,265,000      0        247
45                99          2,765,000.00     2,920,000      0        213
46                100         5,000,000.00     5,000,000      0          0


This Policy provides for a later generation of cash values.

               S C H E D U L E *CONTINUED*        Pol. No 5,005,232

                                Table of Premiums

The Annual Premium is that premium which the Company anticipates will be payable on the date shown. The Premiums payable are subject to change but will never exceed the maximum annual premiums shown in this Table.

Any change in premium will be due to a re-evaluation by the Company of expected future mortality, interest, expenses, and/or Persistency. The Company's past experience will not be a factor in such change. Change will be applied uniformly to a class of insureds. Class will be determined by 1. issue age and sex 2. premium classification 3. amount of insurance and 4. the number of years the insurance has been in force. The Company will mail notice of any such change in premium. Premiums will not be changed more than once a year. Any change does not alter the nonforfeiture values. No change in classification or premium will occur on account of the deterioration of the insured's health.

Rider Premiums are included.


                         Maximum                                 Maximum
Policy Yr     Annual      Annual   Policy Yr      Annual         Annual
Beginning     Premium     Premium   Beginning     Premium        Premium
-------------------------------------------------------------------------------
APRIL 28                           APRIL 28
1997       $  8,070.00   8,070.00   2022         $392,920.00     857,270.00
1998         11,720.00  11,720.00   2023          439,620.00     936,770.00
1999         15,370.00  15,370.00   2024          485,820.00   1,025,270.00
2000         19,420.00  19,420.00   2025          535,420.00   1,125,270.00
2001         23,470.00  23,470.00   2026          588,870.00   1,237,970.00
2002         27,220.00  27,220.00   2027          648,370.00   1,361,170.00
2003         31,270.00  31,270.00   2028          749,970.00   1,492,070.00
2004         35,370.00  35,370.00   2029          983,320.00   1,628,070.00
2005         39,570.00  39,570.00   2030        1,298,870.00   1,767,970.00
2006         43,820.00  43,820.00   2031        1,523,520.00   1,908,970.00
2007         55,570.00 190,270.00   2032        1,723,570.00   2,052,970.00
2008         69,270.00 211,370.00   2033        2,055,570.00   2,201,970.00
2009         83,620.00 234,070.00   2034        2,150,670.00   2,358,470.00
2010        101,670.00 258,670.00   2035        2,241,420.00   2,527,570.00
2011        120,370.00 285,070.00   2036        2,327,620.00   2,716,370.00
2012        138,770.00 313,870.00   2037        2,408,770.00   2,956,570.00
2013        149,770.00 346,370.00   2038        2,784,570.00   3,299,670.00
2014        164,320.00 383,170.00   2039        2,954,520.00   3,845,570.00
2015        179,770.00 425,670.00   2040        3,118,270.00   4,081,770.00
2016        200,570.00 474,470.00   2041        3,488,520.00   4,441,420.00
2017        223,820.00 529,270.00   2042        3,650,670.00   4,600,070.00
2018        250,070.00 588,070.00
2019        279,720.00 650,670.00
2020        313,270.00 716,470.00
2021        350,870.00 784,770.00


ASSIGNMENT. The Company is not responsible for the validity or effect of any assignment of this Policy. No assignment will bind the Company until it is received at the home office.

INCONTESTABILITY. This Policy is not contestable, except for fraud, after it has been in force during the Insured's lifetime for a period of two years from the Date of Issue. This provision also applies to any rider providing additional benefits which is included with this Policy on the Date of issue.

MISSTATEMENT. If the Insured's age or sex is misstated, any amount payable will be adjusted to that amount which the premiums paid would have purchased based on the correct information.

     "Attained age" is the age shown in the Schedule plus the number of years, including fractions, elapsed from the Policy Date.

SUICIDE. If the Insured, while sane or insane, dies by suicide within two years after the Date of Issue, the death proceeds under this Policy will be an amount equal to the premiums paid less any loan against this Policy.

PAYMENT OF PROCEEDS. Any payments by tile Company under this Policy will be made from the home office. This Policy must be returned to the Company. Unless a settlement option is elected, the proceeds will be paid in one sum.

AMOUNT OF THE DEATH PROCEEDS. The proceeds payable at the death of the Insured will be:

     1. the Amount of Insurance shown in tile Schedule subject to any adjustment for misstatement; plus

     2. that portion of the premium paid for the period beyond the end of the policy month of death; less

     3. any premium required to keep this Policy in force to the end of the policy month of death; less

     4. the amount of any policy loan. Any proceeds payable will also be adjusted due to a successful contest of this Policy or for death as provided in the Suicide provision.

NONPARTICIPATING. This Policy does not share in any distribution of surplus. No dividends are payable.

                            NONFORFEITURE PROVISIONS

NONFORFEITURE OPTIONS. A nonforfeiture option may be elected by written request. Such request must be received at the home office not later than 60 days after a premium is due but not paid and before the Insured's death. The net cash value is the cash value less any policy loan. The following options apply if this Policy has a positive net cash value.

     Net Cash Value. The Owner may surrender this Policy for its net cash value. It may be surrendered only as of the date to which premiums were paid. The amount payable upon surrender will be the net cash value on that date. Payment may be deferred up to six months after request is received at the home office.

     Paid - Up Insurance. This Policy may be continued as level paid-up insurance from the date of default, which is the date to which premiums were paid. The amount will be that which the net cash value will provide when applied as a net single premium at the Insured's attained age. This paid-up insurance will be payable at the same time as the insurance under this Policy. It will be subject to the applicable provisions of this Policy.

     Extended Term Insurance. This option is available if extended term insurance values are shown in the Table of Nonforfeiture Values in the Schedule. The Amount of Insurance less any policy loan will be continued in force as level term 'insurance from the date of default. The period of such term insurance will be that which the net cash value will provide when applied as a net single premium at the Insured's attained age.

     Automatic Option. This option applies if:

          1. the unpaid premium has riot been paid by an automatic premium loan; and

          2. no option above has been elected.

          When the grace period expires, this Policy will be continued as extended term insurance, if available. Otherwise, the paid-up insurance option will apply. The Owner may elect one of the other available options within 60 days after the date to which premiums were paid.

     Paid-up or extended term insurance may be surrendered at any time for its net cash value. This value is the net single premium at the Insured's attained age for any benefits remaining under such insurance, less any policy loan made after the date of default. A surrender within 30 days after a policy anniversary will be for an amount not less than the value on such anniversary, less any loan made since the anniversary.

BASIS OF VALUES. All calculations, including net single premium calculations, are based on the mortality tables and rate of interest shown in the Schedule. Death is assumed to occur at the end of the policy year. Riders are ignored when determining nonforfeiture values under this Policy. Values are in no case less than the minimum values required by the state in which this Policy was issued.

TABLE OF NONFORFEITURE VALUES. The values shown assume that no policy loan is made and that premiums have been paid to the end of the policy year. If premiums are paid for part of the year, values will be prorated.

     Negative values are shown as zero in the Table. All calculations will use the actual negative value.

                            POLICY LOANS

CASH LOAN. The Company will make a loan upon the sole security and assignment of this Policy. The Owner may obtain the loan while this Policy is in force other than as extended term insurance.

     The loan value of this Policy is the cash value as of the next Premium Due Date. For paid-up insurance, the loan value is the cash value at the end of the current policy year. The amount advanced as a policy loan may not exceed the loan value less:

     1. the amount of any existing policy loan;

     2. loan interest to the end of tile current policy year; and

     3. any premium in default.

AUTOMATIC PREMIUM LOAN OPTION. This option may be elected in the application. It may also be elected by written request received at the home office before the end of the grace period for an unpaid premium. The Owner may revoke the election by written request to the home office.

     If elected, this option provides automatic payment of an unpaid premium by policy loan. The loan will be made at tile end of the grace period. After two consecutive premiums have been paid by loan, the Company may change to a less frequent mode of premium payment if there is sufficient loan value.

     If there is not sufficient value to advance the premium and interest for the loan, no automatic premium loan will be made. The premium will be in default. Any remaining value will be applied 'in accordance with the Nonforfeiture Options provision.

     While this Policy remains in force, the Owner may resume premium payments at any time without furnishing evidence of insurability.

DEFERRAL. The Company may defer making a policy loan up to six months after written request is received at the home office. However, a loan for payment of premiums to the Company will not be deferred.

INTEREST AND REPAYMENT. Interest is payable annually in advance on each policy anniversary. The Policy Loan interest rate is shown in the Schedule. Interest not paid when due is added to the loan and bears interest at the same rate.

     All or any part of a policy loan may be repaid while this Policy is in force during the Insured's Lifetime. After policy lapse, loans made prior to the end of the grace period may not be repaid unless this Policy is reinstated.

     When the total loan including interest exceeds the cash value, this Policy will terminate. Notice of termination will be mailed to the Owner and to any assignee of record. Termination will be effective 31 days after the notice is mailed.

 EXCHANGE OPTION

While this Policy is in force, it may be exchanged for a new policy as of any Premium Due Date on or before the Exchange Date shown in the Schedule. Evidence is not required except that any riders included in the new policy will be subject to satisfactory evidence of insurability.

To exchange this Policy, the Owner must:

     1. submit written request to the home office; and

     2. return this Policy to the home office. The Company will pay the net cash value, if any, to the Owner. The policy date of the new policy will be the date of exchange. The date of exchange is the Premium Due Date on which the exchange is effective.

Except for Preferred and graded premium plans, the new policy may be on any whole life or endowment plan:

     1. offered by the Company on the date of exchange; and

     2. with a premium per $1,000 which is higher than the premium per $1,000 for this Policy as of the date of exchange.

The amount of insurance of the new policy:

     1. may not exceed the net amount at risk under this Policy on the date of exchange; and

     2. may not be less than the minimum for the plan selected. There will always be at least one plan available for exchange. The net amount at risk referred to above is the amount then in force less the cash value.

Using the Company's rates then in effect for the new policy, premiums will be determined by:

     1. the Insured's sex and age nearest birthday on the date of exchange; and

     2. the premium classification of the new policy. The new policy will have the same premium classification as this Policy, except when exchanging to a plan that does not provide for the same premium classification as this Policy. In such a case, the new policy will be classified as standard unless this Policy is in a rated classification. Then the premium classification of the new policy will be a rated classification.

                               SETTLEMENT OPTIONS

GENERAL PROVISIONS. Policy proceeds may be paid in a single sum or left with the Company for payment under one or more of the following settlement options. The amount applied under an option must be at least $2,000. The amount of each payment under an option must be at least $50.

     The Owner, with the consent of any irrevocable beneficiary, may elect or revoke a settlement option at any time before the proceeds are payable. If no settlement option election is then in effect, the payee may make an election. Written notice of election or revocation must be filed at the home office in a form satisfactory to the Company. The notice will then take effect as of the date the Owner or payee signed the notice. An election does not affect any payment made or other action taken by the Company before the notice is received. A payee that is not a natural person may elect a settlement option only with the Company's consent.

     An assignee cannot elect any settlement option. Change of owner or beneficiary automatically revokes any election in effect.

DEATH OF PAYEE. Unless otherwise specified, at the death of the last payee a final payment will be made to the payee's estate. For Options 1 and 2, the final payment will be the commuted value of the remaining unpaid installments certain. Such value will be computed based on the rate of interest used in the calculation of the payments. For Options 3 and 4, the final payment will be the unpaid proceeds with any unpaid interest to the date of death of the payee.

FIRST INSTALLMENT. The first installment under Options 1, 2, and 4 is payable on the effective date of the option. The effective date is:

     1. the Premium Due Date on which the net cash value is payable,
     2. the date of the Insured's death; or
     3. any later date agreeable with the Company

INTEREST. The guaranteed interest rate for Options 1, 2, 3, and 4 is 2 1/2% a year, compounded annually, Excess interest may be declared annually by the Company.

OPTION 1. Fixed Period. Proceeds will be paid for a fixed period. The amount of the payments is determined from the Option I Table.

OPTION 2. Life Income with Installments Certain. Proceeds will be paid in equal installments throughout the certain period. After the certain period, payments will continue to be made throughout the payee's lifetime. The amount and certain period of the payments are determined from the Option 2 Table. At some ages the same amount is payable for different periods certain. In such a case the Company will assume that the longest period was chosen. Satisfactory proof of the payee's age is required. The Company may require evidence that the payee is living on the date of each payment.

OPTION 3. Interest. Interest on the proceeds will be paid in the manner agreed upon when the option is elected.

OPTION 4. Fixed Installments. Proceeds will be paid in fixed installments at regular intervals until proceeds, together with interest on the unpaid balance, are exhausted.

OPTION 5. Single Premium Annuity. Proceeds will be used to purchase any single premium annuity the Company offers at the time proceeds are applied. The annuity payments will be 102% of the payments otherwise purchased by the single premium.

OTHER SETTLEMENT OPTIONS. Proceeds may be applied in any other mutually agreeable manner.

                    OPTION 1 TABLE Fixed Period Installments
       Installments for fixed number of years for each $1,000 of proceeds


Term of
Installments                        Semi
Payments            Annual         Annual         Quarterly       Monthly
-------------------------------------------------------------------------------
Years
-------------------------------------------------------------------------------

 1                                 $503.09        $252.32        $84.28
 2                  $506.17         254.65         127.72         42.66
 3                   341.60         171.85          86.19         28.79
 4                   259.33         130.47          65.44         21.86
 5                   210.00         105.65          52.99         17.70
 6                   177.12          89.11          44.69         14.93
 7                   153.65          77.30          38.77         12.95
 8                   136.07          68.45          34.33         11.47
 9                   122.40          61.58          30.88         10.32
 10                  111.47          56.08          28.13          9.38
 15                   78.80          39.64          19.88          6.64
 20                   62.58          31.48          15.79          5.27
 25                   52.95          26.64          13.36          4.46
 30                   46.61          23.45          11.76          3.93



             OPTION 2 TABLE - Life Income with Installments Certain
          Monthly installments are shown for each $1,000 of proceeds.
         Age is nearest birthday when the first installment is payable.


          Age                          No. of Months Certain
-------------------------------------------------------------------------------
  Male              Female         60        120       180       240
-------------------------------------------------------------------------------
                    12*            $2.63     $2.63     $2.62     $2.61
                    13              2.64      2.64      2.63      2.63
                    14              2.66      2.66      2.65      2.65
10*                 15              2.67      2.67      2.66      2.66
11                  16              2.69      2.69      2.68      2.68
12                  17              2.71      2.71      2.70      2.70
13                  18              2.73      2.73      2.72      2.71
14                  19              2.74      2.74      2.74      2.73
15                  20              2.76      2.76      2.76      2.75
16                  21              2.78      2.78      2.78      2.77
17                  22              2.81      2.81      2.80      2.79
18                  23              2.83      2.83      2.82      2.81
19                  24              2.85      2.85      2.84      2.84
20                  25              2.88      2.88      2.87      2.86
21                  26              2.90      2.90      2.89      2.88
22                  27              2.93      2.93      2.92      2.91
23                  28              2.95      2.95      2.94      2.93
24                  29              2.98      2.98      2.97      2.96
25                  30              3.01      3.01      3.00      2.99
26                  31              3.04      3.04      3.03      3.02
27                  32              3.08      3.08      3.07      3.05
28                  33              3.11      3.11      3.09      3.08
29                  34              3.14      3.14      3.12      3.11
30                  35              3.18      3.18      3.16      3.15

------------------------------
*Also applies to younger ages

                      Life Income with Installments Certain
          Monthly installments are shown for each $1,000 of proceeds.
         Age is nearest birthday when the first installment is payable.

          Age                          No. of Months Certain
-------------------------------------------------------------------------------
  Male              Female         60        120       180       240
-------------------------------------------------------------------------------
31                  36              3.22      3.22      3.20      3.18
32                  37              3.27      3.26      3.24      3.22
33                  38              3.31      3.30      3.28      3.25
34                  39              3.36      3.34      3.32      3.29
35                  40              3.40      3.39      3.36      3.33
36                  41              3.45      3.43      3.41      3.37
37                  42              3.50      3.48      3.45      3.41
38                  43              3.55      3.53      3.50      3.45
39                  44              3.61      3.59      3.55      3.50
40                  45              3.66      3.64      3.60      3.54
41                  46              3.72      3.70      3.65      3.59
42                  47              3.78      3.76      3.71      3.64
43                  48              3.85      3.82      3.77      3.69
44                  49              3.92      3.88      3.82      3.74
45                  50              3.99      3.95      3.88      3.79
46                  51              4.06      4.02      3.95      3.84
47                  52              4.14      4.09      4.01      3.90
48                  53              4.22      4.17      4.08      3.95
49                  54              4.31      4.25      4.15      4.01
50                  55              4.40      4.33      4.22      4.07
51                  56              4.49      4.42      4.29      4.12
52                  57              4.59      4.50      4.37      4.18
53                  58              4.69      4.60      4.44      4.24
54                  59              4.80      4.69      4.52      4.30
55                  60              4.91      4.79      4.60      4.36
56                  61              5.02      4.90      4.69      4.41
57                  62              5.15      5.01      4.77      4.47
58                  63              5.28      5.12      4.86      4.53
59                  64              5.42      5.23      4.94      4.59
60                  65              5.56      5.35      5.03      4.64
61                  66              5.72      5.48      5.12      4.70
62                  67              5.87      5.61      5.21      4.75
63                  68              6.04      5.74      5.30      4.80
64                  69              6.22      5.87      5.39      4.85
65                  70              6.40      6.01      5.48      4.90
66                  71              6.59      6.16      5.56      4.94
67                  72              6.79      6.30      5.65      4.98
68                  73              7.00      6.45      5.73      5.02
69                  74              7.23      6.60      5.82      5.05
70                  75              7.46      6.76      5.90      5.09
71                  76              7.70      6.91      5.97      5.12
72                  77              7.95      7.07      6.05      5.14
73                  78              8.22      7.23      6.12      5.17
74                  79              8.50      7.38      6.18      5.19
75                  80              8.78      7.54      6.24      5.20
76                  81              9.08      7.69      6.30      5.22
77                  82              9.40      7.84      6.35      5.23
78                  83              9.72      7.98      6.39      5.24
79                  84             10.05      8.13      6.43      5.25
80                  85             10.39      8.26      6.47      5.26
and                 and
over                over

------------------------------
*Also applies to younger ages

                           GRADED PREMIUM LIFE POLICY
                           Insurance Payable at Death
               See Schedule for Amount of Insurance and Premiums
                   Premiums Payable during Insured's Lifetime
                 Premium Subject to Change as Shown in Schedule
                 But Will Not Exceed Specified Maximum Premium
                   Cash Values Available as Shown in Schedule
                  Exchangeable on or before the Exchange Date
                        Nonparticipating - No Dividends

                      FIRST COLONY LIFE INSURANCE COMPANY
                              Lynchburg, Virginia

                                   ENDORSEMENT

This Policy is amended to include the following additional section:

     "REQUALIFICATION OPTION". The Owner may elect to requalify for a new premium guarantee period in a new Graded Premium Life policy. Riders may be included in the new policy subject to Company approval.

     This Option may be elected to be effective as of a policy anniversary:

     1. on or before the Requalification Expiry Date shown in the Schedule; and

     2. on or after the later or the  following:

          the tenth policy  anniversary;  and

          the anniversary at which premiums for this Policy are first scheduled to increase annually as shown in the Table of Premiums.

     To requalify, the Owner must:

     1. file written request in a form acceptable to the Company at least 60 days prior to the policy anniversary on which this option is to be effective;

     2. return this Policy to the home office;

     3. provide satisfactory evidence of the insurability of the Insured; and

     4. pay the required premium.

Following Company approval, this Option will be effective on the policy anniversary as of which it was elected.

The Company will issue the new Graded Premium Life policy at the Insured's attained age. The Table of Premiums of the new policy will show the premiums for the new guarantee period. The premiums for the new policy will be based on the premium rates in use on the effective date of this Option.

The policy date of the new policy will be the effective date of this Option. The contestability and suicide periods of the new policy will be measured from the date specified in the new policy.

Other policy provisions will be the same as under this Policy except that this Option will be unavailable after the Requalification Expiry Date."


                                        /s/ David H. McMahan
                                        --------------------
                                        David H. McMahan

                       FIRST COLONY LIFE INSURANCE COMPANY
                               Lynchburg, Virginia


                             ENDORSEMENT

The provision of this Policy entitled "INCONTESTABILITY" under the heading "GENERAL PROVISIONS" is hereby amended to read in its entirety as follows:

"This Policy is not contestable after it has been in force during the Insured's lifetime for a period of two years from the Date of Issue. This provision also applies to any rider providing additional benefits which is included with this Policy on the Date of issue."


                                        /s/ David H. McMahan
                                        --------------------
                                        David H. McMahan

                      FIRST COLONY LIFE INSURANCE COMPANY
                              Lynchburg, Virginia


                         ACCELERATED DEATH BENEFIT RIDER

This Rider provides for an accelerated payment of life insurance proceeds. It is not intended or designed to provide health, nursing home, or long-term care insurance. Receipt of an accelerated death benefit payment will reduce the death proceeds of values provided by the Policy.

Disclosure: Receipt of an accelerated death benefit payment may be taxable. The Owner of the Policy should seek assistance from a tax advisor before electing to receive a payment.

BENEFIT
-------
The Company will make an accelerated death benefit payment to the Owner of the Policy subject to the provisions of this Rider. The requirements for payment are:

     the Owner's written request for an accelerated death benefit payment;

     proof acceptable to the Company that the Owner is eligible for a payment according to the terms of this Rider;

     Written approval of payment from any irrevocable beneficiary; and

     full release of any collateral assignment of the Policy except a collateral assignment to the Company.

Payment will be made in a single sum. The Company will make only one accelerated death benefit payment under this Rider.

The Company will not make an accelerated death benefit payment if:

     it does not receive all of the requirements for payment as stated above at its home office;

     the Policy is being continued as extended term insurance on the date payment is to be made; o there is less than one year remaining until any expiry or maturity date for the Policy on the date payment is to be made; or

     the Policy is being contested or has been voided as the result of a successful contest.

BENEFIT LIMITATIONS
-------------------
The Owner requests the amount of accelerated death benefit subject to the maximums stated below.

The maximum accelerated death benefit available for request is equal to the difference between (1) and (2) below.

     1. An amount equal to the lesser of (a) and (b) below:
          (a) The sum of the following:

               75% of the difference between the primary death benefit on the date the Company approves payment of an accelerated death benefit and the loan value on that date; and

               the loan value on the date the Company approves payment of an accelerated death benefit. (b) $500,000.

     2. The amount of any policy loan, including interest, against the Policy.

The primary death benefit is the death benefit provided by the Policy and does not include any accidental death benefits, the amount of the death benefit of any riders, or any benefits payable because of the death of any person other than the Insured. If the Policy provides for policy loans, loan value is defined in the Policy; otherwise, loan value is defined to be zero.

The maximum aggregate amount of accelerated death benefit payments the Company will make under all policies issued by the Company on the Insured's life is $500,000.

ELIGIBILITY
-----------
To be eligible to receive an accelerated death benefit payment, the Owner must provide the following to the Company:

     evidence acceptable to the Company that the, Insured is living and has a life expectancy of six months or less; this evidence must include, but is not limited to, certification by a physician approved by the Company who is licensed to practice medicine in the United States or Canada and is acting within the scope of that license;

     evidence that election of this benefit is voluntary and without coercion on the part of any third party, including any creditor or government agency; and

     evidence that only one of the Insureds is living if the ['obey is a last survivor policy.

GENERAL PROVISIONS
------------------

Wherever used in this Rider, the term ""Policy" means the Policy to which this Rider is attached. This Rider is a part of the Policy. Policy provisions apply to this Rider except where modified by this Rider.

If the Policy is in a grace period at the time an accelerated death benefit payment is made, the premium required to remove the Policy from the grace period will be deducted from the payment.

The Owner will remain liable for any required premium payments under the Policy after the Company makes an accelerated death benefit payment. After an accelerated death benefit payment has been made, the amount of any premium required to keep the Policy in force that is not paid or waived through the Owner's exercise of a waiver benefit will be added to the hen,

There is no premium or cost of insurance charge for this Rider; however, an administrative fee that will not exceed $250 will be deducted from the accelerated death benefit prior to payment to the Owner.

EFFECT OF AN ACCELERATED DEATH BENEFIT PAYMENT

The accelerated death benefit will be treated as a hen against the primary death benefit. This lien will limit the availability of' any surrender benefit and of any future policy loans or partial withdrawals (surrenders) under the Policy, they will be available only to the extent that values under the Policy exceed the sum of the Hen amount and any outstanding policy loan. This lien will not affect the death benefit of any rider attached to the Policy however.

The lien amount at any time will equal:

     the amount of the accelerated death benefit payment made to the Owner; plus the administrative fee; plus

     the amount of any premium required to remove the Policy from the grace period; plus any unpaid premiums added to the lien, plus

     accrued hen interest; less

     any lien repayments.

Interest at the policy loan interest rate(s) stated in the Policy will be charged on the portion of the lien amount equal to the difference between the loan value and any outstanding policy loan. Interest will be charged on the portion of the hen amount that exceeds this difference at a rate no greater than the greater of:

     the current yield on a 90-day treasury bill on the date of payment; and

     the current maximum adjustable policy loan interest rate allowed by law on the date of payment in the state in which the Policy was delivered.

After payment of the accelerated death benefit, the proceeds payable under the Policy at the death of the Insured win equal:

     the death proceeds as defined in the Policy; less

     the lien amount as of the date of death.

TERMINATION

This Rider will terminate on the earliest of the following dates:

     the date of maturity or termination of the Policy; and

     the date the Owner's written request for termination of this Rider is signed; the request must be received at the home office.

If at any time the lien amount equals or exceeds the death proceeds as defined in the Policy, the Policy will terminate. Termination will occur 31 days after the Company has mailed notice of termination to the last known address of the Owner, unless all or part of the lien amount is repaid within 31 days after the date the notice is mailed. The Company will accept a partial repayment only if the death proceeds of the Policy would exceed the lien amount after application of the partial repayment.